Exhibit 10.13 Citigroup Managed Futures LLC
399 Park Avenue
7th Floor
New York, NY 10022

Tel 212 559 2011
Fax 212 793 1969

June 13, 2003

Chesapeake Capital Corporation

500 Forest Avenue

Richmond, Va 23229

Attention: Mr. John M. Hoade

Re:	Management Agreement Renewal

Dear Mr. Hoade:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2004 and all other provisions of the Management Agreements will remain unchanged.

•	Smith Barney Tidewater Futures Fund L.P.
•	AURORA 2001
•	AURORA III

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5043.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC
By:	/s/ Daniel R. McAuliffe, Jr.
Daniel R. McAuliffe, Jr. Chief Financial Officer & Director

By:	/s/ John M. Hoade

Print Name:	John M. Hoade, President
Chesapeake Capital Corporation

DRMcA/sr